UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2009

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Poydras Street, Suite 1900 New Orleans, Louisiana	70130 (Zip Code)
(Address of principal executive offices)

(504) 568-1010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement

On July 24, 2009, Tidewater Inc. (the “Company”) and its domestic subsidiaries entered into a Second Amended and Restated Credit Agreement (“Amended Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (“BOA”), JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Co-Syndication Agents, BBVA Compass and DNB NOR Bank ASA, as Co-Documentation Agents, Banc of America Securities LLC, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Co-Lead Arrangers and Banc of America Securities LLC as Sole Book Manager, and the lenders party thereto. The Amended Credit Agreement amends and restates a prior credit agreement between the Company and BOA (the “Prior Credit Agreement”) such that the terms and conditions of the Prior Credit Agreement have been subsumed and replaced in their entirety by the terms and conditions of the Amended Credit Agreement, including the amount available under the revolving credit facility. The terms of the Amended Credit Agreement are summarized below.

The Amended Credit Agreement matures on July 24, 2012 and provides a $450 million, three-year revolving credit facility (the “Revolving Credit Facility”) with (i) a $50 million sublimit for the issuance of standby letters of credit and (ii) a $10 million discretionary sublimit for swingline loans (“Swingline Loans”). Subject to obtaining additional funding commitments from existing or new lenders, the Company may request that the size of the Revolving Credit Facility be increased by $150 million, provided that any request (i) must be for an amount of not less than $50 million and (ii) may only be made twice.

Loans (other than Swingline Loans) under the Revolving Credit Facility will bear interest at a rate equal to the Applicable Rate, determined by reference to the Consolidated Funded Indebtedness to Total Capitalization Ratio as set forth in the chart below, plus, at the Company’s option, one of the following indexes: (i) LIBOR/Eurodollar Rate or (ii) the Base Rate (to be defined as the highest of (a) the Bank of America prime rate, (b) the Federal Funds rate plus .50% and (c) one month LIBOR plus 1.00%). The Company may select interest periods of 1, 2, 3, 6 or (subject to lender consent) 12 months for Eurodollar Rate Loans. Interest is payable at the end of the selected interest period, but no less frequently than quarterly. Each Swingline Loan bears interest at the Base Rate plus the Applicable Rate under the Revolving Credit Facility.

Applicable Rate
Pricing Level	Consolidated Funded Indebtedness to Total Capitalization Ratio	Eurodollar Rate	Base Rate

1	≥ 35%	4.00%	3.00%
2	≥ 25% and < 35%	3.50%	2.50%
3	< 25%	3.00%	2.00%

The Amended Credit Agreement includes usual and customary covenants and events of default for credit facilities of its type, including covenants that limit liens, indebtedness of foreign subsidiaries, fundamental changes, dispositions and transactions with affiliates. The Amended Credit Agreement also requires the Company, at the end of any fiscal quarter, to maintain (i) a Consolidated Funded Indebtedness to Capitalization Ratio that does not exceed 0.45 to 1.00, and (ii) a Consolidated Interest Coverage Ratio of not less than 3.00 to 1.00 during the four prior fiscal quarters. To the extent the Company makes an acquisition where the total consideration paid by the Company exceeds $100 million, the Company is required to deliver a compliance certificate evidencing the Company’s compliance with these ratios on a pro forma basis.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Amended Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	– Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in item 1.01 is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
10.1	Second Amended and Restated Credit Agreement dated as of July 24, 2009 among Tidewater Inc. and its domestic subsidiaries, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Co-Syndication Agents, BBVA Compass and DNB NOR Bank ASA, as Co-Documentation Agents, Banc of America Securities LLC, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A.as Co-Lead Arranger and Banc of America Securities LLC as Sole Book Manager, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

July 27, 2009	/s/ Quinn P. Fanning
Quinn P. Fanning
Executive Vice President and Chief Financial Officer

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